Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of December 5, 2022, by and between Brian Mariotti (“Employee”) and Funko, Inc. (together with any of its affiliates as may employ the Employee from time to time and any successor(s) thereto, the “Company”). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Employment Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and Employee previously entered into that certain Chief Creative Officer Employment Agreement, dated as of January 3, 2022 (the “Employment Agreement”);

WHEREAS, the Company and Employee desire to amend the Employment Agreement in certain respects, effective as of the date hereof (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises and their mutual covenants and promises contained herein, the Company and Employee agree to the following:

1.    References to the “CCO Effective Date” shall hereby be deemed to be references to the term “Effective Date” (and any other references in the Employment Agreement to Employee’s role as Chief Creative Officer, including the recitals, shall be read consistent with the intent that Employee shall transition to the role of Chief Executive Officer as of the Effective Date).

2.    The first sentence of Section 3.01 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:

“During the Term, Employee agrees to serve as the Company’s Chief Executive Officer.”

3.    Section 3.02 of the Employment Agreement is hereby deleted and replaced in its entirety as follows:

“Location; Duties. During the Term, Employee’s primary workplace shall be the Company’s offices in Everett, Washington or such other Company offices as may be agreed to between Employee and the Board from time to time, except (a) for usual and customary travel on the Company’s business and (b) that Employee may work from his home or from other Company offices as may be agreed to between Employee and the Board from time to time, except for usual and customary travel on the Company’s business. During the Term, Employee agrees to serve the Company, and Employee will faithfully and to the best of his ability discharge the duties associated with his position of Chief Executive Officer and will devote his full time during business hours for the Company and to the business and affairs of the Company, its direct and indirect subsidiaries and its affiliates. Employee hereby confirms that during the Term, he will not render or perform services for any other corporation, firm, entity or person. Employee recognizes that he will be required to travel to perform certain of his duties. Employee shall report to, and be subject to the direction of, the Board. During the Term, Employee shall be employed by the Company on a full time basis. Notwithstanding the foregoing, Employee shall be permitted to participate in, and be involved with, such community, educational, charitable, professional, and religious organizations so long as such participation does not, in the judgment of the Board interfere with the performance of or create a potential conflict with Employee’s duties hereunder.”

4.    The last sentence of Section 7.03 of the Employment Agreement is hereby deleted in its entirety.

5.    Except as expressly modified hereby or as specifically provided herein, the Employment Agreement shall remain in full force and effect following the date hereof pursuant to its current terms. This Amendment, together with the Employment Agreement (as modified hereby), represent the entire agreement with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof. This Amendment and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their successors (including successors by merger, consolidation, sale or similar transaction, permitted assigns, executors, administrators, personal representatives, heirs and distributees); provided that Employee may not assign any of his rights or delegate any of his duties or obligations hereunder without the prior written consent of the Company.

4.    This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

[signature page follows]

* * * * * * * *

IN WITNESS WHEREOF, the Company and Employee have freely and voluntarily executed this Agreement as of the date and year first above written.

EMPLOYEE

/s/ Brian Mariotti
Brian Mariotti

FUNKO, INC.

By:	/s/ Tracy Daw
Tracy Daw
Title:	Chief Legal Officer

3